UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

FORM HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in FORM Holding Corp.’s (“FORM”) final proxy statement/prospectus filed on October 28, 2016 (the “S-4 Filing”), and in the Form 8-K filed by FORM on November 23, 2016, Amiral Holdings SAS (“Amiral”), the operator of BeRelax spas, filed a complaint for breach of contract against XpresSpa Holdings, LLC (“XpresSpa”) and Mistral Capital Management LLC (“Mistral”) related to a potential strategic transaction between Amiral and XpresSpa. Amiral Holdings SAS v. XpresSpa Holdings LLC et al., Supreme Court of the State of New York, County of New York (Index No. 654051/2016). Additional details related to the case can be found in FORM’s S-4 Filing under the heading “Risk Factors— Litigation has been instituted challenging the Merger and adverse judgments in this lawsuit (and any other lawsuits that may be instituted challenging the Merger) may prevent the Merger from becoming effective within the expected timeframe or at all.”

On October 4, 2016, Amiral filed a motion for a preliminary injunction in the Supreme Court of the State of New York, County of New York (“Supreme Court”) to enjoin XpresSpa and Mistral from closing the merger between FORM and XpresSpa. A hearing on the preliminary injunction motion was held on November 18, 2016 and the Supreme Court denied Amiral’s motion.

Amiral appealed the court’s decision and on November 23, 2016, the Supreme Court of the State of New York, Appellate Division, 1st Department (the “Appellate Division”) issued a Temporary Restraining Order enjoining XpresSpa and Mistral from closing the proposed merger with FORM until an appeal of the Supreme Court’s decision is heard. The appeal was briefed and a five judge appellate panel had been expected to decide whether to uphold or overturn the Supreme Court’s decision no later than December 13, 2016.

On December 15, 2016, the Appellate Division ordered that the appeal of the Court’s order be heard during the court’s April term, resulting in a de facto extension of the injunction until the appeal is heard. As part of its decision, the Appellate Division ordered Amiral to “extend a bridge loan to defendant XpresSpa Holdings in the amount of $4 million by December 22, 2016 to fund this defendant’s ongoing operations during the pendency of the appeal,” and also ordered Amiral to “post a undertaking of $6.5 million (inclusive of the undertaking already posted) by December 22, 2016” in order to protect XpresSpa’s senior secured lender.

On December 14, 2016, in anticipation of the Appellate Division’s order, Amiral attempted to submit a letter to the Appellate Division stating the need for an extension of time “to secure the collateral required to place the $6.5 million bond that the Court has required.”

FORM’s stockholders approved the merger between FORM and XpresSpa (the “Merger”) on November 28, 2016. FORM currently plans to close the Merger as soon as practicable after a favorable decision by the Appellate Division, a lifting of the injunction (which we believe would occur soon after Amiral’s inability to post any of the ordered amounts in a timely manner), or an alternative resolution.

FORM intends to explore all legal recourse available to it, and will update FORM stockholders accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORM HOLDINGS CORP.

Dated: December 15, 2016	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer